Exhibit 15.4

Deloitte Touche Tohmatsu
ABN 74 490 121 060

Grosvenor Place
225 George Street
Sydney NSW 2000
PO Box N250 Grosvenor Place
Sydney NSW 1220 Australia

DX: 10307SSE
Tel: +61 (0) 2 9322 7000
Fax: +61 (0) 2 9322 7137
www.deloitte.com.au

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-163952 and 333-167860 on Form F-3 of our report dated November 18, 2010, relating to the consolidated financial statements of Prime Infrastructure Holdings Limited, appearing in this Form 20F/A of Brookfield Infrastructure Partners L.P. for the year ended December 31, 2009.

Sydney, Australia

November 19, 2010

Liability limited by a scheme approved under Professional Standards Legislation.